UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 30, 2014
Date of Report (Date of earliest event reported)

NOVATION COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2114 Central Street, Suite 600, Kansas City, MO 64108
(Address of principal executive offices) (Zip Code)
(816) 237-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2014, the Board of Directors of Novation Companies Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated 2004 Incentive Stock Plan, as amended from time to time (the “Plan”), to prohibit repricing of Stock Options (as defined in the Plan) and Stock Appreciation Rights (as defined in the Plan) without stockholder approval. The Plan was revised:

1. by adding Clause (A) to Section 2(a)(xi), as follows:
Section 2(a)    Authority of the Administrator. The Plan shall be administered by the Administrator. Subject to the terms of the Plan, the Committee’s charter (if applicable) and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Administrator shall have the authority:
(xi)    to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting or restriction, or the term of any outstanding Award; provided, however, that (A) any such modification or amendment is permitted only if consistent with the terms of Section 5(c)(vii) and Section 6(d) of this Plan and (B) if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;
2. by adding Section 5(c)(vii), as follows:
Section 5(c)(vii) No Repricing. Except as provided in Section 3, without the approval of the Company’s stockholders the exercise price of an Stock Option may not be reduced after the grant of the Stock Option and a Stock Option may not be surrendered in consideration of, or in exchange for, the grant of a new Stock Option having an exercise price below that of the Stock Option that was surrendered, Stock, cash, or any other Award.
3. by addition Section 6(d), as follows:
Section 6(d) No Repricing. Except as provided in Section 3, without the approval of the Company’s stockholders the price of a Stock Appreciation Right may not be reduced after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be surrendered in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered, Stock, cash, or any other Award.
The Company amended the Plan to address stockholder concerns with respect to certain provisions of the Plan. For additional information on this matter, please see the Company’s definitive additional proxy materials filed with the Securities and Exchange Commission on May 30, 2014.
A copy of the Plan (giving effect to the amendment discussed in this Current Report on Form 8-K) is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 2004 Incentive Stock Plan (as amended May 29, 2014)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVATION COMPANIES, INC.

DATE: May 30, 2014	/s/ Rodney E. Schwatken Rodney E. Schwatken Chief Financial Officer